As filed with the Securities and Exchange Commission on March 29, 2024

Registration No. 333-276943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

(Amendment No. 3)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Green Circle Decarbonize Technology Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3585	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Green Circle Decarbonize Technology Limited

Unit 1809, Prosperity Place, 6 Shing Yip St.

Kwun Tong, Kowloon, Hong Kong

(852) 2882 1222

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

telephone 1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Nauth Nauth LPC 217 Queen St. W., #401 Toronto, ON M5V 0R2 Canada (416) 477-6031	Benjamin Tan Matthew Siracusa Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Prospectus are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Prospectus is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Prospectus is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Prospectus is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “Accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely for the purpose of filing exhibit 99.10, Representation Pursuant to Item 8.A.4 of Form 20-F, to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 3 does not contain a copy of the prospectus or the resale prospectus included in the Registration Statement, which remains unchanged from Amendment No. 2 to the Registration Statement filed on March 25, 2024, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

Part II.

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

We will enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We will enter into certain directors’ and officers’ liability insurance policies upon listing.

Item 7. Recent Sales of Unregistered Securities

On December 10, 2021, we issued 600,000, or approximately 6.00% of our 10,000,000 issued Shares as of the date of this filing to Wong Tan Suen, on behalf of Wong C Ching, and Ma Chi Heng in aggregate or approximately 3.60% or 360,000 Shares and approximately 2.40% or 240,000 Shares to Wong Tan Suen, on behalf of Wong C Ching, and Ma Chi Heng, respectively in consideration for an outstanding loan balance of HK$4,600,000 pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities.

On January 4, 2024, 280,000 Shares were issued to the Company for the consideration of US$280, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. No underwriters were involved in these issuances of securities. These 280,000 Shares were issued in error and were surrendered to the Company on January 11, 2024.

On January 12, 2024, 1,000,000 Shares were issued to MavDB Consulting LLC for the consideration of US$1,000, pursuant to the exemption from registration available under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Articles of Association of Green Circle Decarbonize Technology Limited.*
3.2	Memorandum of Association of Green Circle Decarbonize Technology Limited.*
3.3	Amended and Restated Memorandum and Articles of Association of Green Circle Decarbonize Technology Limited (effective immediately prior to the completion of the offering).*
4.1	Specimen Ordinary Share Certificate.*
4.2	Form of Underwriter Warrants.*
4.3	License Agreement between Chan Kam Biu Richard and the Company dated April 29, 2022.*
5.1	Opinion of Conyers Dill & Pearman as to the validity of the Ordinary Shares.*
5.2	Opinion of Fairbairn Catley Low & Kong as to the Laws and Regulations of Hong Kong (included in Exhibit 8.2).*
8.1	Opinion of Polaris Tax Counsel Regarding U.S. Tax Matters.*
8.2	Opinion of Fairbairn Catley Low & Kong Regarding Hong Kong Tax Matters.*
10.1	Chief Financial Officer Consulting Service Agreement between Lai Tai Yan and the Company dated May 11, 2022.*
10.2	Product Development and Supply Agreement between Boca International Limited and Gene Company Limited dated March 7, 2022.*
10.3	Factory Lease Agreement.*
10.4	Office Tenancy Agreement.*
10.5	Form of Indemnification Agreement between Green Circle Decarbonize Technology Ltd and its directors and executive officers.*
10.6	Form of Director Agreement*
10.7	Form of Warrant*
10.8	Form of Warrant Agent Agreement*
10.9	Agreement between Green Circle Decarbonize Technology Ltd and Hong Kong Aircraft Engineering Company Limited*†##
21.1	List of Subsidiaries.*
23.1	Consent of BF Borgers CPA PC.*
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).*
23.3	Consent of Fairbairn Catley Low & Kong (included in Exhibit 8.2).*
24.1	Power of Attorney (included in signature page to Registration Statement).**
99.1	Charter of the Audit Committee.*
99.2	Charter of the Remuneration Committee.*
99.3	Charter of the Nominating and Corporate Governance Committee.*
99.4	Consent of Lui Lai Yuen*
99.5	Consent of Michele Takis Matsuda*
99.6	Consent of Hui Ringo Wing Kun*
99.7	Consent of Chan Sze Man*
99.8	Representation pursuant to Item 8.A.4 of Form 20-F*
99.9	Code of Business Conduct and Ethics of Green Circle Decarbonize Technology Ltd.*
99.10	Representation pursuant to Item 8.A.4 of Form 20-F**
107	Filing Fee Table.*

*	Previously filed
**	Filed herewith
***	To be filed in a later amendment
†

Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential

##	Schedules to this exhibit have been omitted pursuant to Item 601(b)(10) of Registration S-K. Green Circle Decarbonize Technology Ltd hereby agrees to furnish a copy of any omitted schedules to the SEC upon request

(b) The following financial statements are filed as part of this registration statement:

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 29th day of March, 2024.

Green Circle Decarbonize Technology Limited

/s/ Chan Kam Biu Richard

Name:	Chan Kam Biu Richard

Title:	Chief Executive Officer and Director

/s/ Lai Tai Yan

Name:	Lai Tai Yan

Title:	Chief Financial Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Chan Kam Biu Richard and Lui Lai Yuen, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Chan Kam Biu Richard		Date: March 29, 2024

Name:	Chan Kam Biu Richard

Title:	Chief Executive Officer and Director

/s/ Lai Tai Yan		Date: March 29, 2024

Name:	Lai Tai Yan

Title:	Chief Financial Officer

/s/ Lui Lai Yuen		Date: March 29, 2024

Name:	Lui Lai Yuen

Title:	Chief Administrative Officer Nominee and Executive Director Nominee

*		Date: March 29, 2024

Name:	Michele Takis Matsuda

Title:	Independent Non-Executive Director Nominee

*		Date: March 29, 2024

Name:	Hui Ringo Wing Kun

Title:	Independent Non-Executive Director Nominee

*		Date: March 29, 2024

Name:	Chan Sze Man

Title:	Independent Non-Executive Director Nominee

* By: /s/ Chan Kam Biu Richard

Chan Kam Biu Richard
Attorney-in-Fact

* By: /s/ Lai Tai Yan

Lai Tai Yan
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in the City of New York in the State of New York, on March 29, 2024.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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